SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement

Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to §240.14a-12.

REGIS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 30, 2003

TO THE SHAREHOLDERS OF REGIS CORPORATION:

      The Annual Meeting of the Shareholders of Regis Corporation (the “Company”) will be held at the Company’s executive offices located at 7201 Metro Boulevard, Edina, Minnesota, on October 30, 2003, commencing at 9:00 a.m., for the following purposes:

1.	To elect seven directors to serve for a one-year term and until their successors are elected and qualified; and

2.	To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

      Only holders of record of the Company’s Common Stock at the close of business on September 19, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

      A list of shareholders entitled to vote at the Annual Meeting will be available for examination, for any purpose germane to the Annual Meeting, at the Company’s executive offices during ordinary business hours for at least ten days prior to the Annual Meeting and for the duration of the Annual Meeting itself.

      Whether or not you plan to attend the Annual Meeting in person, please fill in, sign and date the enclosed proxy card and mail it promptly. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience. You may also vote your shares by telephone or internet as described in the proxy card. Should you nevertheless attend the Annual Meeting, you may revoke your proxy and vote in person.

      Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf.

By Order of the Board of Directors

Bert M. Gross
Secretary

      WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

September 29, 2003

ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 30, 2003
SOLICITATION AND REVOCATION OF PROXIES
VOTING RIGHTS
ELECTION OF DIRECTORS
FUNCTIONING OF BOARD AND COMMITTEES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK OPTION GRANTS
STOCK OPTION EXERCISES AND OPTION VALUES
DIRECTOR COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPARATIVE STOCK PERFORMANCE
EMPLOYMENT ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
PROPOSALS OF SHAREHOLDERS
ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K
GENERAL

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 30, 2003

      This Proxy Statement is furnished to shareholders of REGIS CORPORATION, a Minnesota corporation (the “Company”), in connection with solicitation on behalf of the Company’s Board of Directors of proxies for use at the annual meeting of shareholders to be held on October 30, 2003, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy Card are first being mailed or given to shareholders on or about September 29, 2003.

      The address of the principal executive office of the Company is 7201 Metro Boulevard, Edina, Minnesota 55439.

SOLICITATION AND REVOCATION OF PROXIES

      The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telegraph, telephone or letter without extra compensation.

      Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in such form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specification indicated thereon.

VOTING RIGHTS

      Only shareholders of record as of the close of business on September 19, 2003, will be entitled to execute proxies or to vote. On that date, there were 43,709,582 shares issued, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to transact business.

ELECTION OF DIRECTORS

      Seven directors are to be elected at this annual meeting, each to hold office for one year until the 2004 annual meeting of shareholders. The Board of Directors has nominated the seven persons named below for election as directors. All of the nominees are presently directors of the Company.

      The enclosed proxy, unless authority to vote is withheld, will be voted for the election of the nominees named herein as directors of the Company. In the event any one or more of such nominees shall unexpectedly become unavailable for reelection, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the Board of Directors. The following table contains certain information with respect to the nominees:

Name and Age	Position

Rolf F. Bjelland (65)	Director
Paul D. Finkelstein (61)	President, Chief Executive Officer, and Director
Thomas L. Gregory (67)	Director
Van Zandt Hawn (58)	Director
Susan S. Hoyt (59)	Director
David B. Kunin (44)	Vice President, The Regis Foundation, and Director
Myron Kunin (75)	Chairman of the Board of Directors

      Mr. Bjelland was elected a director of the Company in 1983. Since 1983, Mr. Bjelland has held various executive positions with Lutheran Brotherhood, a fraternal insurance society, and was Chairman of Lutheran Brotherhood Mutual Funds until his retirement in 2002. He is a director of the Mutual Fund Group of Madison, Wisconsin.

      Mr. Finkelstein has served as President and Chief Executive Officer of the Company since July 1, 1996, and was Chief Operating Officer of the Company from December, 1987 until June 30, 1996. He has been a director of the Company since 1987. He is also a director of Eagle Supply Group, Inc., a distributor of roofing supplies and related products.

      Mr. Gregory was elected a director of the Company in November, 1996. Mr. Gregory had been a director of Supercuts, Inc. from 1991 until Supercuts was acquired by a subsidiary of the Company on October 25, 1996. He was Chairman of the Board of Supercuts from January 4, 1996 until October 25, 1996, and served as interim Chief Executive Officer of Supercuts from January 4, 1996 until January 31, 1996. From 1980 through 1994, Mr. Gregory held various executive positions with Sizzler International, Inc. and its predecessors, including President, Chief Executive Officer, Director and Vice Chairman. He is currently a director of The Cheesecake Factory, Inc., the owner and operator of upscale, full-service, casual dining restaurants throughout the United States, and North’s Restaurants, Inc., the owner and operator of buffet restaurants in California, Oregon and Utah.

      Mr. Hawn was elected a director of the Company in 1991. He is a managing director and a founder of Goldner Hawn Johnson & Morrison Incorporated, a private investment firm.

      Ms. Hoyt was elected a director of the Company in 1995. Since 1996, she has been Executive Vice President of Human Resources of Staples, Inc. From 1991 to 1996, she was Executive Vice President of Store Operations for the Dayton Hudson Department Stores Division of Dayton Hudson Corporation.

      Mr. David Kunin was elected a director of the Company in 1997. He is Chief Executive Officer of Beautopia, LLC, a manufacturer of hair care products. He was Vice President, Marketing, of the Company from November, 1992, until February, 1997, when he became Chief Executive Officer of Beautopia LLC, and Vice President of The Regis Foundation. He is the son of Myron Kunin.

      Mr. Myron Kunin is a founder of the Company and has served as a director since the Company’s incorporation in 1954. He was President and Chief Executive Officer from 1965 to June 30, 1996, and has been Chairman of the Board of Directors since 1983. He is Chairman of the Board and holder of the majority voting shares of Curtis Squire, Inc., the Company’s second-largest shareholder. He is also a director of

Nortech Systems Incorporated, a manufacturer of wire harnesses and cable and electromechanical assemblies for commercial and defense industries.

FUNCTIONING OF BOARD AND COMMITTEES

      During the fiscal year ended June 30, 2003, the Board of Directors held four meetings. Each director attended or participated in at least 75% of the total number of meetings of the Board and committees of the Board on which he or she served during the last fiscal year.

      The Company has a standing audit committee, presently composed of Messrs. Bjelland, Hawn and Gregory and Ms. Hoyt. The committee held two meetings during the fiscal year ended June 30, 2003. The committee’s primary responsibilities are to recommend to the Board of Directors the engagement of the Company’s independent auditors, review with the independent auditors the plan and results of the audit engagement, and review the adequacy of the Company’s internal accounting controls.

      The Company has a standing compensation committee composed of Messrs. Bjelland and Hawn and Ms. Hoyt. The committee’s primary responsibilities are to recommend levels of executive compensation to the Board of Directors and to consider and recommend the establishment of various compensation plans for the Company. The compensation committee held two meetings during the last fiscal year.

      The Company’s Board of Directors has recently designated a standing nominating/corporate governance committee composed of Ms. Hoyt and Messrs. Bjelland, Hawn and Gregory. The committee’s primary responsibilities are to review, consider and propose nominees for election to the Company’s Board of Directors, and to recommend to the board matters relating to corporate governance. The committee did not hold any meetings during the last fiscal year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors consists of Mr. Hawn, Mr. Bjelland and Ms. Hoyt, independent outside directors. The Compensation Committee has responsibility for administering the Company’s incentive plans and setting policies that govern annual compensation and long-term incentives for the principal executive officers of the Company.

      The Company’s executive compensation program consists of three key components: (1) base salary, (2) short-term incentive compensation in the form of bonuses, and (3) long-term incentive through stock options.

      Base Salary: Shortly before the beginning of each fiscal year, the Compensation Committee reviews annual salary recommendations for the Company’s principal executives made by the Chief Executive Officer and approves, with any modifications it deems appropriate, such recommendations. The annual salary recommendations are made by the Chief Executive Officer, and approved or modified by the Compensation Committee, based upon industry practice and national surveys of compensation packages, as well as evaluations of the individual executive’s responsibilities and past and expected future performance.

      Short-Term Incentives: This component is designed to align executive compensation with annual performance of the Company. To accomplish this goal, the Board of Directors has adopted a structured bonus program. Each year the Board will establish an initial earnings per share target. The program provides for a full bonus if 100% of the targeted earnings per share for the year is achieved, a bonus of 25% of the full bonus amount if earnings per share reach 80% of budgeted earnings, a 50% bonus if 90% of targeted earnings is reached, with earnings performance between 80%, 90% and 100% giving rise to bonuses calculated by interpolation between those fixed points. Below 80% no bonuses would be earned. Bonuses are limited to 40% of base salary for senior executive officers and 30% to 35% for other corporate officers.

      Long-Term Incentive Stock Options: Stock options provide incentive for the creation of shareholder value and align the executive officers’ interests directly with those of other shareholders in both the risks and rewards of ownership of the Company’s common stock, and are a significant aid in attracting and retaining key executive officers. Executive officers are eligible for annual grants of stock options. Individual awards are based on the individual’s responsibilities and performance, ability to impact financial performance and future potential. These factors are not assigned pre-determined relative weights. All individual stock option grants for non-executive officers are reviewed and approved by the Committee. All such grants for executive officers are awarded solely by the Committee, based on recommendations of management. As all options are granted at 100% of the market value of the Company’s stock on the date of grant, executive officers receive gains from exercised stock options only to the extent that the market value of the stock has increased since the date of option grant. No stock options were granted to the executive officers in fiscal 2003.

      The Compensation Committee fixes the salary of the Chief Executive Officer in the context of his employment agreement, summarized later in this proxy statement, based on a review of competitive compensation data, and the Committee’s assessment of his past performance and its expectation as to his future performance in leading the Company. The base salary for Mr. Finkelstein for fiscal 2003 was $660,000.

      Mr. Finkelstein participates with other senior executive officers in the Company’s structured bonus program described above. For fiscal 2003, Mr. Finkelstein earned a $264,000 bonus under this program.

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the company’s chief executive officer and four other most highly compensated executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Compensation Committee does not anticipate that the compensation payable to any of the executive officers of the Company in the coming year will exceed the limits set forth in § 162(m). The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

Van Zandt Hawn, Chair
Rolf F. Bjelland
Susan Hoyt

Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

      The following table shows the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Company’s Chief Executive Officer and each of the five most highly compensated executive officers during fiscal year 2003.

				Long-Term
				Compensation
		Annual Compensation
	Fiscal			Securities Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Options (#)	Compensation ($)(2)(3)

Paul D. Finkelstein	2003	660,000	264,000	—	68,112	(2)(3)
President and Chief	2002	562,500	225,000	—	110,418
Executive Officer	2001	540,800	117,570	300,000	96,030
Myron Kunin	2003	687,575	—	—	46,291	(2)
Chairman of the Board	2002	680,094	—	—	48,491
	2001	659,006	—	—	32,222
Christopher A. Fox	2003	317,800	127,120	—	45,759	(2)(3)
Executive Vice President,	2002	292,800	117,120	—	78,817
Real Estate (through	2001	281,500	61,198	125,000	66,527
December 9, 2002)
Gordon B. Nelson	2003	310,000	124,000	—	45,250	(2)(3)
Senior Vice President,	2002	270,500	108,200	—	70,803
Education and Marketing	2001	260,000	56,524	100,000	53,013
Randy L. Pearce	2003	305,000	122,000	—	44,923	(2)(3)
Executive Vice President,	2002	260,000	104,000	—	69,204
Chief Financial and	2001	250,000	54,350	125,000	61,363
Administrative Officer
Mark Kartarik	2003	305,000	122,000	—	44,923	(2)(3)
Senior Vice President,	2002	260,000	104,000	—	68,904
President Franchise Division	2001	250,000	54,350	100,000	50,412

(1)	Portions of the bonuses reflected in the Summary Compensation Table were not actually received as receipt of such amounts was deferred pursuant to the Company’s Compensation Deferral Plan. Participants may elect to defer a portion of their compensation to be paid out at a future date specified by the participants. Amounts deferred are subject to the same bankruptcy rules as are the Company’s general debt obligations.

(2)	Includes $43,112 for Mr. Finkelstein; $46,291 for Mr. Kunin; $20,759 for Mr. Fox; $20,250 for Mr. Nelson; $19,923 for Mr. Pearce and Mr. Kartarik; which is the dollar value of shares of the Company and cash allocated to such officers pursuant to the Company’s Executive Profit Sharing Retirement Plan.

(3)	Includes matching contributions by the Company under the Company’s Compensation Deferral Plan of $25,000 for each of Messrs. Finkelstein, Fox, Pearce, Kartarik, and Nelson.

STOCK OPTION GRANTS

Option Grants in Last Fiscal Year

      There were no stock options or stock appreciation rights granted to the named executives in fiscal 2003.

STOCK OPTION EXERCISES AND OPTION VALUES

      Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth for each of the named executive officers the value realized from stock options exercised during fiscal 2003 and the number and value of exercisable and unexercisable stock options held at June 30, 2003.

			Number of Securities
			Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options
			at Fiscal Year-	at Fiscal Year-
			End(#)	End($)(1)
	Shares	Value
	Acquired	Realized	Exercisable/	Exercisable/
Name	on Exercise	$	Unexercisable	Unexercisable

Myron Kunin	75,000	1,648,998	95,000/30,000	2,210,650/376,500
Paul D. Finkelstein	225,000	4,852,665	72,000/618,002	763,232/8,099,820
Christopher A. Fox	91,111	1,841,641	1,802/181,018	15,749/2,420,722
Randy L. Pearce	0	0	20,250/200,000	282,998/2,586625
Gordon B. Nelson	3,000	86,940	10,966/153,600	112,411/2,051,464
Mark Kartarik	7,800	163,828	31,151/153,600	425,782/2,051,464

(1)	Value of unexercised in-the-money-options is determined by multiplying the difference between the exercise price per share and $29.05, the closing price per share on June 30, 2003, by the number of shares subject to such options.

DIRECTOR COMPENSATION

      Messrs. Bjelland, Gregory, Hawn, David Kunin and Ms. Hoyt, who are not employees of the Company, received director fees of $25,000 during the last fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the Company, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission. Such officers, directors and shareholders are required by the Commission’s regulations to furnish the Company with copies of all such reports.

      To the knowledge of the Company, based solely on a review of copies of reports filed with the Commission during the fiscal year ended June 30, 2003, all applicable Section 16(a) filing requirements were complied with except that Myron Kunin filed a late Form 4 reporting one transaction.

COMPARATIVE STOCK PERFORMANCE

      The graph below compares the cumulative total shareholder return on the Company’s stock for the last five years with the cumulative total return of the Standard and Poor’s 500 Stock Index and the cumulative total return of a peer group index (the “Peer Group”) constructed by the Company. The comparison assumes the initial investment of $100 in the Company’s common stock, the S&P 500 Index, and the Peer Group on June 30, 1998 and that dividends, if any, were reinvested.

	1998	1999	2000	2001	2002	2003

REGIS	$100.00	$97.78	$64.17	$108.56	$140.43	$151.69

S & P 500	$100.00	$122.76	$131.66	$112.13	$91.97	$92.20

PEER GROUP	$100.00	$151.25	$105.46	$95.07	$77.33	$79.47

      The Peer Group includes the following companies in the retail specialty business based upon total weighted market capitalization: American Greetings Corp., Ann Taylor Stores Corporation, Bombay Company, Inc., Christopher & Banks Inc., Deb Shops, Inc., E Com Ventures, The Gap, Inc., The Limited, Inc., Nordstrom, Inc., and Williams-Sonoma, Inc. The members of the Peer Group were selected by the Company because they operate in a similar retail environment and are primarily located in shopping malls with operations which extend over a wide geographic area.

EMPLOYMENT ARRANGEMENTS

      The Company’s unfunded deferred compensation agreements with its senior executive officers provide that upon such executive’s retirement after 20 years’ service with the Company or after reaching age 65, or upon such executive’s death while disabled or employed by the Company, such executive officer or his or her designated beneficiary will receive 240 monthly payments equal to the greater of (i) 40% (60% in the case of Mr. Finkelstein) of such executive’s average monthly base salary for the 60 months immediately preceding the executive’s retirement, disability or death, or (ii) $5,000. The agreements also provide for payment of a graduated percentage of such compensation if an executive terminates his or her employment with the Company prior to completing 20 years’ service or reaching age 65, with payments to commence when such executive attains age 55. Further, if such executive becomes disabled while employed by the Company, the Company will pay such executive the specified monthly benefit during the period of such disability or until attaining age 65. Payments are conditioned upon the officers not rendering services for any competitor of the Company during the period of the payments. The Company carries insurance on the lives of each of the persons covered by deferred compensation agreements, is entitled to the cash values and the death proceeds from these policies, and may, but is not required to, use cash values or death proceeds from these policies to pay deferred compensation.

      The deferred compensation agreements provide that the executive officers shall be entitled to immediate payment of their aggregate monthly benefits in one lump sum, without any reduction based on years of service, early retirement or present value, if their employment terminates following a “Change in Control”, which is defined for purposes of the agreements as occurring when a party other than Curtis Squire, Inc. becomes the beneficial owner of 20% or more of the Company’s stock, or in the event of a consolidation or merger of the Company in which the Company is not the continuing corporation, or in which the shareholders of the Company do not continue to hold at least a majority of the common stock of the continuing or surviving corporation, or any sale or other transfer of substantially all of the assets of the Company, or in the event of certain changes to the composition of the Company’s Board of Directors. These agreements also provide that the executive officers shall be paid an amount equal to three times their annual compensation, plus all income and excise taxes payable with respect to such payment, immediately upon a change of control. Further, all unvested stock options immediately vest upon a change of control.

      The Company has entered into an employment agreement with Mr. Finkelstein, its Chief Executive Officer, effective for fiscal year 1999 and subsequent years, providing (a) for a base salary of $500,000 per year, increasing annually by at least the greater of 4% or the percentage increase in the Consumer Price Index, (b) that he will participate in the Company’s bonus and stock option programs with other senior executives, and (c) that the Company and Mr. Finkelstein will participate in a split-dollar insurance program whereby a trust established by Mr. Finkelstein has acquired a $5 million combined whole-life/term policy insuring the joint lives of Mr. Finkelstein and his wife. Under this insurance program, the Company will pay a portion of the annual premiums approximately equal to the annual increases in the cash value of the policy and Mr. Finkelstein will transfer funds to the trust for the balance of the premiums. Upon the death of Mr. Finkelstein and his wife or upon surrender of the policy, the Company will receive the amount of the premiums paid by the Company and the trust will receive the remaining proceeds.

      Mr. Finkelstein’s agreement also provides for deferred compensation benefits. Upon his retirement after reaching age 65 he will receive lifetime monthly payments equal to 60% of his average base salary for the 60 months immediately preceding his retirement, such payments to be adjusted annually in proportion to any increases in the Consumer Price Index. Upon his death, his wife, if she survives him, will receive during her life one-half of the benefits to which Mr. Finkelstein was entitled during his life. If Mr. Finkelstein voluntarily terminates his employment before reaching age 65, his deferred compensation benefits will be determined on the same basis as those afforded the other executive officers. The Company has funded its future obligations under this agreement through insurance policies on Mr. Finkelstein’s life.

      The Company has entered into an agreement with Myron Kunin, its Chairman, providing that Mr. Kunin will continue to render services to the Company until at least May, 2007, and for such further period as may be mutually agreed upon between Mr. Kunin and the Company. The Company has agreed to pay Mr. Kunin an annual amount of $600,000, to be increased annually in proportion to any increase in the Consumer Price Index from July 1, 1996, for the remainder of his life. Mr. Kunin has agreed that during the period for which payments to him are made as provided in the Agreement, he will not engage in any business competitive with the business conducted by the Company.

      The Company has also entered into a survivor benefit agreement with Mr. Kunin, providing that upon his death the Company shall pay to his wife, if she survives him, $300,000 annually for the remainder of her life, subject to annual adjustment based on any increases in the Consumer Price Index from July 1, 1995. The Company has funded its future obligations under this agreement through insurance policies on Mr. Kunin’s life.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Curtis Squire, Inc. (“CSI”), a Kunin family investment company, a majority of whose voting stock is owned by Myron Kunin, rents certain artworks to the Company in return for which the Company compensates certain Company employees who devote time to CSI business and furnishes office space and equipment for use by CSI. The parties have agreed that the reasonable value of this arrangement to each party is $200,000 per year. Other reportable transactions in which the Company participated in fiscal year 2003 include the following: The Company paid $518,673 to Beautopia, LLC for hair care products purchased in the ordinary course of business from Beautopia, LLC, which is owned by David Kunin and CSI. The Company paid Timothy Kunin, a son of Myron Kunin and a brother of David Kunin, $714,436 for subscriptions to magazines for the Company’s salons. The Company has verified that the cost of these subscriptions is competitive with that charged by other subscription services. The Company has purchased from the Northwestern Mutual Life Insurance Company insurance policies on the lives of certain officers of the Company. Michael Finkelstein, a son of Paul Finkelstein, is a registered representative of Northwestern Mutual and received commissions of $251,505 related to these policies. The Company has determined that the amounts paid for these insurance policies are competitive with amounts that would be paid for similar products from other companies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of September 1, 2003, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director, by each executive officer identified in the Summary Compensation

Table, and by all executive officers and directors as a group. The parties listed in the table have the sole voting and investment powers with respect to the shares indicated.

	Number of
	Shares
Name of Beneficial Owner	Beneficially	Percent
or Identity of Group	Owned(2)	of Class

Fidelity Management & Research	3,642,960	8.4%
One Federal Street
Boston, MA 02110
Myron Kunin(1)	1,642,939	3.8%
Paul D. Finkelstein	358,947	*
Christopher A. Fox	35,560	*
Rolf F. Bjelland	47,753	*
Van Zandt Hawn	31,500	*
Susan S. Hoyt	19,875	*
Thomas L. Gregory	19,000	*
Mark H. Kartarik	52,555	*
David B. Kunin	15,959	*
Gordon B. Nelson	39,317	*
Randy L. Pearce	29,290	*
All executive officers and directors as a group (twenty-one persons)(3)	2,552,789	5.8%

*	less than 1%

(1)	Includes 1,429,493 shares owned by Curtis Squire, Inc. Myron Kunin owns a majority of the voting stock of Curtis Squire, Inc. and thereby has sole voting and investment powers over all Company shares owned by Curtis Squire, Inc.

(2)	Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days: 95,000 shares by Myron Kunin; 81,000 shares by Mr. Finkelstein; 3,602 shares by Mr. Fox; 21,936 shares by Mr. Bjelland; 16,875 shares by Mr. Hawn; 16,875 shares by Ms. Hoyt; 17,400 shares by Mr. Gregory; 32,951 shares by Mr. Kartarik; 7,200 shares by Mr. Nelson; 20,250 shares by Mr. Pearce; and 496,818 shares by all directors and executive officers as a group.

(3)	Includes shares held by Curtis Squire, Inc.

INDEPENDENT AUDITORS

      Upon the recommendation of the Audit Committee, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company’s independent accountants for the year ended June 30, 2003 and for the current year ending June 30, 2004.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to respond to appropriate questions.

Audit Fees

      Aggregate audit fees for professional services rendered by PricewaterhouseCoopers LLP were $936,000 for the year ended June 30, 2003 and $861,000 for the year ended June 30, 2002, of which $667,000 and $494,000 were billed for the fiscal years ending June 30, 2003 and 2002, respectively. Such fees were primarily for professional services rendered for the audits of the Company’s consolidated financial statements as of and for the years ended June 30, 2003 and 2002, limited reviews of the Company’s unaudited condensed consolidated interim financial statements, statutory audits of certain subsidiaries of the Company and accounting consultations necessary to comply with generally accepted auditing standards.

Audit Related

      Aggregate audit related fees billed for professional services rendered by PricewaterhouseCoopers LLP were $331,000 for the year ended June 30, 2003 and $494,000 for the year ended June 30, 2002. The audit related fees as of the years ended June 30, 2003 and 2002 were for assurance and related services related to employee benefit plan and advertising funds audits, financial due diligence related to mergers and acquisitions, internal control reviews and consultations concerning financial accounting and reporting standards.

Tax

      Aggregate income tax compliance and related services fees billed for professional services rendered by PricewaterhouseCoopers LLP were $1,107,000 for the year ended June 30, 2003 and $794,000 for the year ended June 30, 2002.

All Other Fees

      In addition to the fees described above, aggregate fees of $1,223,000 and $1,891,000 were billed by PricewaterhouseCoopers LLP during the years ended June 30, 2003 and 2002, respectively, primarily for fees in fiscal 2003 associated with non-financial statement acquisition and integration related services and fees billed in fiscal 2002 associated with non-financial statement services such as acquisition due diligence procedures and risk management advisory services.

Audit Committee Pre-Approval Policies and Procedures

      The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP to perform auditing services for the current fiscal year ending June 30, 2004, based upon an engagement letter submitted by PricewaterhouseCoopers. Any additional audit or non-audit services must be approved in advance if the proposed service exceeds $5,000.

AUDIT COMMITTEE REPORT

      The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. Each member of the Audit Committee is “independent” within the meaning of applicable New York Stock Exchange listing standards. The Audit Committee has adopted a written charter describing its functions, which has been approved by the Board of Directors.

      The Company’s management is responsible for preparing the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles.

      In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified or supplemented.

      In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) as modified or supplemented. The Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003, for filing with the Securities and Exchange Commission. The Committee also has recommended to the Board the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending June 30, 2004.

Rolf F. Bjelland, Chair
Van Zandt Hawn
Susan Hoyt
Thomas Gregory

Members of the Audit Committee

PROPOSALS OF SHAREHOLDERS

      Shareholders who intend to present proposals at the 2004 Annual Meeting, and who wish to have such proposals included in the Company’s Proxy Statement for the 2004 Annual Meeting, must be certain that such proposals are received by the Secretary of the Company, 7201 Metro Boulevard, Minneapolis, Minnesota 55439, not later than June 1, 2004. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement for the Company’s 2004 Annual Meeting.

      The proxies solicited on behalf of the Board of Directors confer discretionary authority upon the holders of such proxies to vote on any matter presented at the annual meeting if notice of such matter has not been received by the Company by August 8, 2003. No such notice has been received.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

      The Company’s Annual Report to Shareholders and Form 10-K, including financial statements for the year ended June 30, 2003, accompanies this Proxy Statement. If requested, the Company will provide shareholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering the Company’s reasonable expenses in furnishing the exhibits. Such requests should be directed to Bert M. Gross, Secretary of the Company, at its address stated herein.

GENERAL

      The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter is properly brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

      In order that your shares may be represented if you do not plan to attend the meeting, please sign, date and return your proxy promptly. In the event you are able to attend, at your request we will cancel the proxy.

By Order of the Board of Directors

Bert M. Gross
Secretary

September 29, 2003

REGIS Corporation

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 30, 2003
9:00 a.m.
Regis Corporation
7201 Metro Boulevard
Edina, Minnesota 55439

Regis Corporation
7201 Metro Boulevard, Edina, MN, 55439	proxy

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 30, 2003
The undersigned hereby appoints Myron Kunin and Bert M. Gross and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Regis Corporation (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on October 30, 2003, and at any and all adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR all the nominees listed in paragraph 1 of the Proxy Card.

(Continued, and TO BE COMPLETED AND SIGNED on the reverse side)

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK ***EASY ***IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11 a.m. (CT) on October 29, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

•	Follow the simple instructions the Voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/rgis/ — QUICK ***EASY ***IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on October 29, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope or return it to Regis Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
- Please detach here -

1. Election of directors.			☐	FOR all	☐	WITHHOLD AUTHORITY
NOMINEES:	01 Rolf F. Bjelland	05 Susan Hoyt		nominees listed		to vote for all nominees
	02 Paul D. Finkelstein	06 David B. Kunin		to the left, except		listed to the left
	03 Thomas L. Gregory	07 Myron Kunin		vote withheld
	04 Van Zandt Hawn			from individual
nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.  In their discretion, on such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐
Indicate changes below:

Dated	, 2003

(Signatures of Shareholders)

Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

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